Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Exhibit 10.34

INCENTIVE UNIT SUBSCRIPTION AGREEMENT

(Class B Units of the Aggregator)

THIS INCENTIVE UNIT SUBSCRIPTION AGREEMENT (this “Agreement”) by and between Mozart Management Aggregator LLC, a Delaware limited liability company (the “Aggregator”), Mozart Holdings, LP, a Delaware limited partnership (“Holdings”), and the individual (“Executive”) named on the individual’s signature page hereto (the “Signature Page”) is made as of the Closing Date (as defined below).

WHEREAS, Holdings is an indirect interest holder of Medline Industries, LP (the “Employer”);

WHEREAS, on the terms and subject to the conditions hereof, Executive desires to subscribe for and acquire from the Aggregator, and the Aggregator desires to issue and provide to Executive, Class B Units of the Aggregator (collectively, the “Incentive Units”), in the amount set forth on the Signature Page, as hereinafter set forth;

WHEREAS, on the terms and subject to the conditions hereof, the Aggregator desires to acquire from Holdings, and Holdings desires to issue and provide to the Aggregator, Class B Holdings Units which shall be subject to the same terms and conditions as the Incentive Units; and

WHEREAS, this Agreement is one of several agreements being entered into by the Aggregator and Holdings with certain persons who are or will be directors or key employees or advisors of the Aggregator, Holdings, the Employer or one or more of their respective Affiliates as part of a management equity purchase plan designed to comply with Regulation D or Rule 701, as applicable, promulgated under the Securities Act.

NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

1. Definitions. Defined terms are as set forth in Exhibit I hereto and capitalized terms not defined herein or in Exhibit I shall have the meaning set forth in the Plan, or if not defined therein, in the Aggregator LLC Agreement or if not defined therein, in the Holdings LP Agreement.

2. Incentive Units.

2.1 Grant of Incentive Units of the Aggregator. Pursuant to the terms and subject to the conditions set forth in the Plan, this Agreement and Section 6.4(c)(iii) of the Aggregator LLC Agreement (the terms of which are incorporated herein by reference), Executive hereby subscribes for, and the Aggregator hereby agrees to issue and award to Executive on the Closing Date, the number of Incentive Units set forth on the Signature Page in exchange for the services performed (or to be performed) to or for the benefit of the Aggregator, Holdings, the Employer and/or one of their respective Affiliates by Executive, and subject to vesting in accordance with Schedule A hereto.

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

2.2 Grant of Class B Holdings Units. In connection with the grant of the Incentive Units hereunder by the Aggregator, Holdings hereby grants to the Aggregator, effective as of the Closing Date, an equivalent number of Class B Holdings Units, with a Deemed Unit Price applicable to such Class B Holdings Units specified on the Signature Page, subject to the terms of the Holdings LP Agreement (including, for the avoidance of doubt, Section 4.4(c)(iii) thereof).

2.3 The Closing. The closing (the “Closing”) of the grant of Incentive Units hereunder shall take place on the date specified on the Signature Page (the “Closing Date”).

2.4 Section 83(b) Election. Within 20 days after the Closing, Executive shall (a) file (via certified mail, return receipt requested) with the Internal Revenue Service a completed election with respect to the Incentive Units subscribed for at the Closing under Section 83(b) of the Code, and the regulations promulgated thereunder, in the form attached hereto as Exhibit III, and (b) provide the Aggregator and the Employer with a copy of such filing. Executive should consult his or her tax advisor regarding the consequences of a Section 83(b) election, as well as the receipt, vesting, holding and sale of the Incentive Units.

2.5 Closing Conditions. Notwithstanding anything in this Agreement to the contrary, the Aggregator shall be under no obligation to issue or grant to Executive any Incentive Units unless (a) Executive is an employee of, or consultant or other service provider to, the Employer or one of its Affiliates on the Closing Date, (b) the representations of Executive contained in Section 3 hereof are true and correct in all material respects as of the Closing Date, and (c) Executive is not in material breach of any agreement, obligation or covenant herein required to be performed or observed by Executive on or prior to the Closing Date.

3. Investment Representations and Covenants of Executive. Executive acknowledges and represents the representations and warranties as set forth in Exhibit II hereto.

4. Certain Sales and Forfeitures upon Termination of Employment.

4.1 Interim Liquidity Date.

(a) Executive’s Put Right. Upon the occurrence of an Interim Liquidity Date, Executive shall have the right, for 10 business days following the Aggregator’s written notice to Executive of such Interim Liquidity Date (the “Aggregator Notice”), to require the Aggregator to repurchase from Executive and Executive’s Group up to 20% of Executive’s Vested Incentive Units (including any Vested Incentive Units held by Executive’s Group) acquired under this Agreement and held as of the Interim Liquidity Date (subject to the limitations in Section 4.1(c) and Section 5 below) at a purchase price per Vested Incentive Unit equal to Fair Market Value (which in all cases will be determined without applying any minority or illiquidity or other discount of any kind) (measured as of the Interim Liquidity Date) (Executive’s put right in this Section 4.1(a), the “Put Right”, and the Vested Incentive Units with respect to which the Put Right is exercised, the “Put Units”). Notwithstanding anything herein to the contrary, (i) if Executive’s employment with the Employer and its Affiliates is terminated by the Employer or its Affiliates for Cause (or if Executive voluntarily resigns Executive’s employment with the Employer and its Affiliates when grounds for Cause exist), or in the event of a Restrictive Covenant Violation, the Put Right shall expire immediately upon such termination or Restrictive Covenant Violation, and (ii) if Executive’s employment with the Employer and its Affiliates terminates for any other reason, Executive shall not have a Put Right with respect to any Interim Liquidity Date that occurs upon or following the first anniversary of such termination (or if earlier, upon or following a Sale Transaction or an initial Public Offering).

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(b) Procedures. The Aggregator shall provide the Aggregator Notice, which notice shall specify an estimate of the Fair Market Value of the Incentive Units as of the Interim Liquidity Date. If Executive desires to exercise the Put Right, Executive shall send written notice (the “Put Notice”) to the Aggregator, of his or her intention to require the Aggregator to purchase the applicable Vested Incentive Units, within 10 business days following the Aggregator Notice, specifying the percentage of Incentive Units to be purchased. Subject to the provisions of Section 4.1(c) and Section 5, the closing of the purchase shall take place at the principal office of the Aggregator on a date specified by the Aggregator not later than the 30th day after the Interim Liquidity Date.

(c) Certain Limitations on Executive’s Put Right; Certain Delays. Notwithstanding the foregoing, with respect to each Interim Liquidity Date, the following shall apply:

(i) In the event that the purchase price of the Put Units, together with the purchase price payable pursuant to provisions in agreements with other employees or service providers of Holdings and its Affiliates that are similar to this Section 4.1 (whether such similar provisions are with respect to Class A Units and/or Class B Units) (such provisions, “Other Put Rights”), would be greater than the product of (x) 7.5% multiplied by (y) Holdings’ annual Net Income with respect to the 12-month period ending on the last day of the fiscal quarter immediately preceding the fiscal quarter in which such Interim Liquidity Date occurs (such product, the “Put Right Purchase Price Cap”), the number of Put Units shall be reduced, based on a reduction applied pro rata to all Units with respect to which the Put Right herein and the Other Put Rights were exercised in connection with such Interim Liquidity Date, such that the aggregate purchase price payable pursuant to the Put Right herein and the Other Put Rights in connection with such Interim Liquidity Date is not greater than the Put Right Purchase Price Cap. If the foregoing reduction is applicable, then Aggregator shall provide Executive with written notice thereof, and the closing of the purchase shall occur as set forth in Section 4.1(b) with respect to the number of Put Units after giving effect to such reduction.

(ii) In the event that the leverage threshold, as determined based on the aggregate amount of debt outstanding under the Financing Agreements (the “Leverage Threshold”) as of such Interim Liquidity Date, is equal to or greater than 5.0x, the Aggregator may defer the closing of the Put Right until the date that is 18 months following such time as the General Partner concludes that the Leverage Threshold is less than 5.0x; provided that Executive shall have the right to withdraw the Put Notice up to ten (10) days prior to the deferred closing of the Put Right.

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

4.2 Call Option.

(a) If Executive’s employment with the Employer and its Affiliates is terminated by the Employer or its Affiliates for Cause (or if Executive voluntarily resigns Executive’s employment with the Employer and its Affiliates when grounds for Cause exist) or in the event of a Restrictive Covenant Violation, the Aggregator shall have the right, for 12 months following, as applicable, each of (i) the Termination Date or (ii) the date of such violation or conduct (or, if later, the date on which the General Partner has actual knowledge thereof), to purchase (together with the rights in Sections 4.2(b) and 4.2(c), the “Call Option”), and each member of Executive’s Group shall be required to sell to the Aggregator, all or any portion of the Vested Incentive Units then held by such member of Executive’s Group at a purchase price per Vested Incentive Unit equal to the lesser of (x) Fair Market Value (measured as of the date of the election to purchase such units is delivered (the “Repurchase Notice Date”)) and (y) Cost; provided, that such purchase price shall not be less than zero.

(b) If Executive’s employment with the Employer and its Affiliates terminates for any reason other than as provided for in Section 4.2(a), the Aggregator shall have the right, for 12 months following the Termination Date, to purchase, and each member of Executive’s Group shall be required to sell to the Aggregator, all or any portion of the Vested Incentive Units then held by such member of Executive’s Group at a purchase price per Vested Incentive Unit equal to Fair Market Value (measured as of the Repurchase Notice Date). Notwithstanding the foregoing, Vested Incentive Units held by Executive (including those acquired pursuant to any other Subscription Agreement) will not be subject to the Call Option in this Section 4.2(b) or any similar provision in a Subscription Agreement entered into among the Aggregator, Holdings and Executive prior to or following the Closing Date hereof, in either of the following two circumstances, provided that Executive executes and does not revoke the Release (as defined in the Employment Agreement) within the time period prescribed in the Employment Agreement:

(i) Executive remains employed as the Chief Executive Officer by the Employer or one of its Affiliates through October 1, 2026; or

(ii) Executive’s employment with the Employer or its Affiliates is terminated (x) by the Employer or its Affiliates without Cause (which does not include Executive’s termination of employment due to death or Disability) or (y) by Executive for Good Reason (when no grounds for Cause exist).

(c) In the event that Executive engages in a Competitive Business (as defined in Appendix A) at any time after Executive’s Termination Date (regardless of whether such conduct constitutes a Restrictive Covenant Violation), then the Aggregator shall have the right, for 12 months following the date of such engagement in a Competitive Business (or, if later, the date on which the General Partner has knowledge thereof), to purchase, and each member of Executive’s Group shall be required to sell to the Aggregator, all or any portion of the Vested Incentive Units then held by such member of Executive’s Group at a purchase price per Vested Incentive Unit equal to Fair Market Value (measured as of the Repurchase Notice Date). The Aggregator may elect to exercise its Call Option in Section 4.2(a) in lieu of this Section 4.2(c), to the extent applicable.

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(d) If the Aggregator desires to exercise the Call Option pursuant to this Section 4.2, the Aggregator shall send written notice to each member of Executive’s Group of its intention to purchase Incentive Units, specifying the number of Incentive Units to be purchased and the purchase price thereof (the “Call Notice”). Subject to the provisions of Section 5, the closing of the purchase shall take place at the principal office of the Aggregator on a date specified by the Aggregator not later than the 30th day after the giving of the Call Notice. Notwithstanding the foregoing, if the Aggregator elects not to exercise the Call Option pursuant to this Section 4.2 (or elects to exercise the Call Option with respect to less than all Incentive Units), the Blackstone Limited Partner, the Carlyle Limited Partner, and the H&F Limited Partner may elect to cause one of its Affiliates or another designee to purchase such Incentive Units on the same terms and conditions set forth in this Section 4.2 by providing written notice to each member of Executive’s Group of its intention to purchase Incentive Units, and the provisions herein with respect to the Call Option shall be deemed to apply to such applicable Limited Partner(s) mutatis mutandis. If more than one of the Blackstone Limited Partner, the Carlyle Limited Partner, and the H&F Limited Partner shall so elect, then such electing Limited Partners shall be entitled to participate on a pro-rata basis, proportionate to their then-current ownership of Units.

(e) (i) The provisions of this Section 4.2 shall cease to be effective upon the occurrence of a Sale Transaction in connection with which all of the Units are cancelled in exchange for cash proceeds and (ii) the provisions of Sections 4.2(b) and 4.2(c) shall cease to be effective upon the occurrence of an initial Public Offering.

4.3 Executive and Executive’s Group; Obligation to Sell Several.

(a) For purposes of Section 4.1 and Section 4.2, to the extent that the Put Right or the Call Option is exercised and there is more than one member of Executive’s Group, the requirement to purchase or sell, as applicable, any Vested Incentive Units with respect to which the Put Right or the Call Option, as applicable, is exercised (the Vested Incentive Units with respect to which the Call Option is exercised, the “Called Units”) shall first apply to any such Put Units or Called Units, as applicable, then-held by Executive. To the extent that such Put Right or Call Option, as applicable, is exercised in respect of a number of Put Units or Called Units, as applicable, that is greater than the number of Vested Incentive Units then-held by Executive, the requirement to purchase or sell, as applicable, such additional Put Units or Called Units, as applicable, shall apply on a pro-rata basis to the members of Executive’s Group other than Executive.

(b) If there is more than one member of Executive’s Group, the failure of any one member thereof to perform his, her or its obligations hereunder shall not excuse or affect the obligations of any other members thereof, and the closing of the purchases from such other members by the Aggregator shall not excuse, or constitute a waiver of its rights against, the defaulting member.

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

5. Certain Limitations on the Aggregator’s Obligations to Purchase Incentive Units; Certain Delays.

5.1 Prohibition of Purchases. Notwithstanding anything to the contrary contained herein, the Aggregator shall not be obligated to purchase any Incentive Units at any time pursuant to Section 4, regardless of whether it has received or delivered a Put Notice or Call Notice, as applicable, to the extent that the purchase of such Incentive Units or the payment to the Aggregator, Holdings or one of Holdings’ Subsidiaries of a cash dividend or distribution by the Aggregator, Holdings or a Subsidiary of Holdings to fund such purchase (together with any other purchases of Incentive Units pursuant to Section 4 or pursuant to similar provisions in agreements with other employees or service providers of the Employer and its Affiliates of which the Aggregator has at such time been given or has given notice and together with cash dividends and distributions to fund such other purchases) would result in a violation of any law, statute, rule, regulation, policy, order, writ, injunction, decree or judgment promulgated or entered by any federal, state, local, foreign court or governmental authority applicable to the Aggregator, Holdings or any of Holdings’ Subsidiaries or any of its or their property.

5.2 Payment for Incentive Units. If at any time the Aggregator elects or is required to purchase any Incentive Units pursuant to Section 4, the Aggregator shall pay the purchase price for the Incentive Units it purchases (a) first, by the cancellation of indebtedness of any kind, if any, owing from Executive to the Aggregator, Holdings or any of Holdings’ Subsidiaries (which indebtedness shall be applied pro rata against the proceeds receivable by each member of Executive’s Group receiving consideration in such repurchase) and (b) then, by the Aggregator’s delivery of a check or wire transfer of immediately available funds for the remainder of the purchase price, if any, against delivery of the certificates or other instruments, if any, representing the Incentive Units so purchased, duly endorsed; provided, that if (i) any of the conditions set forth in Section 5.1 exists, (ii) the Aggregator has a lack of available cash to purchase such Units, as reasonably determined in good faith by the General Partner, or (iii) such purchase of Units would result in a Financing Default (either directly or indirectly as a result of the prohibition of a related cash dividend or distribution) (each a “Cash Payment Restriction”), the Aggregator may (x) defer the purchase of such Units until the date that is 18 months following such time as the General Partner concludes that such Cash Payment Restriction no longer exists or (y) satisfy payment of the portion of the cash payment so prohibited, to the extent such payment is not prohibited, by the Aggregator’s delivery of a junior subordinated promissory note (which shall be subordinated and subject in right of payment to the prior payment of any debt outstanding under the senior Financing Agreements and any modifications, renewals, extensions, replacements and refunding of all such indebtedness) of the Aggregator (a “Junior Subordinated Note”) in a principal amount equal to the balance of the purchase price, payable within three years (or, if earlier, within 30 days following the date when the Cash Payment Restriction no longer exists, as determined by the General Partner), and bearing interest payable (and compounded to the extent not so paid) as of the last day of each year at the “prime rate” (as published for JPMorgan Chase Bank, from time to time), and all such accrued and unpaid interest payable on the date of the payment of principal (or, if applicable, the last installment of principal), with payments to be applied in the order of: first to any enforcement costs incurred by Executive or Executive’s Group, second to interest and third to principal. The Aggregator shall have the rights set forth in clause (a) of the first sentence of this Section 5.2 whether or not Executive or any member of Executive’s Group is selling such Incentive Units even if Executive’s Group is not an obligor of the Aggregator, Holdings, or any of their respective Affiliates. The principal of, and accrued interest on, any such Junior Subordinated Note may be prepaid in whole or in part at any time at the option of the Aggregator. To the extent that the Aggregator is restricted from paying accrued interest that is required to be paid on any Junior Subordinated Note prior to maturity, due to the existence of any Cash Payment Restriction, such interest shall be cumulated, compounded annually, and accrued until and to the extent that such

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Cash Payment Restriction no longer exists, at which time such accrued interest shall be paid within 60 days after the Cash Payment Restriction no longer exists. Notwithstanding any other provision in this Agreement, the Aggregator may elect to pay the purchase price hereunder in shares or other equity securities of Holdings or one of Holdings’ direct or indirect Subsidiaries with a fair market value equal to the applicable purchase price; provided, that Holdings or such Subsidiary promptly offers to repurchase such shares or other equity securities for cash equal to the applicable purchase price or a Junior Subordinated Note with a principal amount equal to the applicable purchase price and with the terms and conditions described in this Section 5.2, applied mutatis mutandis.

5.3 Repayment of Proceeds; Certain Forfeitures.

(a) If (i) Executive’s employment is terminated by the Employer or its Affiliates for Cause (or if Executive voluntarily resigns Executive’s employment with the Employer and its Affiliates when grounds for Cause exist), (ii) a Restrictive Covenant Violation occurs, or (iii) the Employer discovers in the one year following termination of Executive’s employment that grounds for a termination for Cause existed at the time of such termination, then (x) Executive shall be required, in addition to any other remedy available (on a non-exclusive basis), to pay to Holdings or the Aggregator, as applicable, within 10 business days of Holdings’ or the Aggregator’s, as applicable, request to Executive therefor, an amount equal to the excess, if any, of (A) the aggregate after-tax proceeds (taking into account all amounts of tax that would be recoverable upon a claim of loss for payment of such proceeds in the year of repayment) Executive or any of Executive’s Permitted Transferees received upon the sale or other disposition of, or distributions in respect of, Executive’s Incentive Units over (B) the aggregate Cost of such Incentive Units, and (y) Executive shall forfeit any right to receive any unpaid portion of the purchase price relating to Incentive Units that were subject to an exercised Put Right or Call Option. Any reference in this Agreement to grounds existing for a termination with Cause shall be determined without regard to any cure period or other procedural delay or event required prior to a finding of, or termination with, Cause.

(b) Notwithstanding anything to the contrary herein, if the Employer discovers in the one year following termination of Executive’s employment that grounds for a termination for Cause existed at the time of such termination, then all Incentive Units then-held by Executive (and other members of Executive’s Group) will be forfeited immediately without further action by the Aggregator (or to the extent a forfeiture is not permissible under applicable law for any reason, the Incentive Units shall be subject to the Call Option in Section 4.2(a), with a purchase price per Incentive Unit equal to the lesser of (i) Fair Market Value (measured as of the Repurchase Notice Date) and (ii) Cost).

5.4 Delay in Put Right or Call Option. Notwithstanding any other provision in this Agreement, the exercise of the Put Right or the Call Option shall be delayed, in the Aggregator’s discretion, to the minimum extent needed as needed to avoid adverse accounting consequences that would result in the applicable Incentive Units being classified as a “liability award” under generally accepted accounting principles, to the extent the Aggregator intends for such Incentive Units to be classified as an “equity award” thereunder. If the Aggregator delays any Put Right pursuant to this Section 5.4, Executive may withdraw the Put Notice up to ten (10) days prior to the closing of the Put Right.

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

6. Holdings’ Purchases. In the event that any Incentive Units are purchased by the Aggregator pursuant to the applicable terms of Section 4 and Section 5, an equal number of Class B Holdings Units held by the Aggregator shall automatically and simultaneously be purchased by Holdings on the same terms unless otherwise determined by the General Partner. Notwithstanding the foregoing, purchases under Section 4 and Section 5 may, in the sole and absolute discretion of the General Partner, be effected by (a) causing the Aggregator to redeem the relevant Incentive Units in exchange for the corresponding Class B Holdings Units and (b) following the redemption in clause (a), causing Holdings to repurchase such Class B Holdings Units from the relevant holder pursuant to the applicable terms of this Agreement (including, as applicable, the Aggregator LLC Agreement and the Holdings LP Agreement).

7. Restrictive Covenants (Appendix A). Executive acknowledges and recognizes the highly competitive nature of the businesses of the Employer and its Affiliates and accordingly agrees, in Executive’s capacity as an investor and equity holder in the Aggregator, and indirectly, Employer and its Affiliates, to the provisions of Appendix A to this Agreement. Executive acknowledges and agrees that remedies of the Aggregator, the Employer and its Affiliates at law for a breach or threatened breach of any of the provisions of Appendix A may be inadequate and the Aggregator, the Employer and its Affiliates may suffer irreparable damages as a result of such breach or threatened breach by Executive, regardless of whether Executive then holds Incentive Units. In recognition of this fact, Executive agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Aggregator, the Employer and its Affiliates, without posting any bond, shall be entitled to (a) cease making any payments or providing any payments or providing any benefit otherwise required by this Agreement and/or (b) obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available.

8. Miscellaneous.

8.1 Transfers. The Incentive Units may only be transferred if permitted by the Aggregator LLC Agreement and the Holdings LP Agreement. Prior to the transfer of Incentive Units to a Permitted Transferee (excluding any such transfer to Executive’s estate or legal representative upon Executive’s death), Executive shall deliver to the Aggregator a written agreement of the proposed transferee (a) evidencing such Person’s undertaking to be bound by the terms of this Agreement and the Aggregator LLC Agreement and acknowledging that any corresponding Class B Holdings Units held by the Aggregator are subject to the terms of the Holdings LP Agreement and (b) acknowledging that the Incentive Units transferred to such Person will continue to be Incentive Units for purposes of this Agreement in the hands of such Person. Any transfer or attempted transfer of Incentive Units in violation of any provision of this Agreement, the Plan, the Aggregator LLC Agreement or the Holdings LP Agreement shall be void, and the Aggregator shall not record such transfer on its books or treat any purported transferee of such Incentive Units as the owner of such Incentive Units for any purpose. Notwithstanding any provision to the contrary in the Aggregator LLC Agreement or the Holdings LP Agreement, no Unvested Incentive Unit shall be transferred without the prior written consent of the Aggregator, which may be withheld in its sole discretion. For the avoidance of doubt, Units may be transferred to Family Members (as defined in and subject to the Aggregator LLC Agreement).

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

8.2 Recapitalizations, Exchanges, Etc. Affecting Incentive Units. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to Incentive Units, to any and all securities of the Aggregator, Holdings, or any successor or assign of the Aggregator or Holdings (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Incentive Units, by reason of any dividend payable in Incentive Units, issuance of Incentive Units, combination, recapitalization, reclassification, merger, consolidation or otherwise.

8.3 Executive’s Employment by the Employer. Nothing contained in this Agreement shall be deemed to obligate the Aggregator, Holdings, the Employer or any Affiliate of the Aggregator, Holdings or the Employer to employ Executive in any capacity whatsoever or to prohibit or restrict any of them from changing Executive’s role from a management-level employee to a non-management level employee, or terminating the employment of Executive at any time or for any reason whatsoever, with or without Cause.

8.4 Cooperation. Executive agrees to cooperate with the Aggregator and Holdings in taking action reasonably necessary to consummate the transactions contemplated by this Agreement.

8.5 Binding Effect. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, however, that no Permitted Transferee shall derive any rights under this Agreement unless and until such Permitted Transferee has executed and delivered to the Aggregator a valid undertaking and becomes bound by the terms of this Agreement; provided, further, that each of the Blackstone Limited Partner, the Carlyle Limited Partner, and the H&F Limited Partner is a third party beneficiary of this Agreement and shall have the right to enforce the provisions hereof. The parties hereto agree that the rules of construction that a contract shall be construed against the drafter shall not be applied.

8.6 Amendment; Waiver. This Agreement may be amended only by a written instrument signed by the parties hereto. No waiver by any party hereto of any of the provisions hereof shall be effective unless set forth in a writing executed by the party so waiving.

8.7 Governing Law; Jurisdiction. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed therein. Any suit, action or proceeding with respect to this Agreement, or any judgment entered by any court in respect of any thereof, shall be brought in any court of competent jurisdiction in the State of Delaware, and each of the Aggregator, Holdings and the members of Executive’s Group hereby submits to the exclusive jurisdiction of such court for the purpose of any such suit, action, proceeding or judgment. Each of the members of Executive’s Group, the Aggregator and Holdings hereby irrevocably waives (a) any objections which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any court of competent jurisdiction in the State of Delaware, (b) any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum and (c) any right to a jury trial.

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

8.8 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, by PDF or other electronic transmission or by overnight courier or three postal delivery days after it has been mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below in this Agreement, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

If to the Aggregator:

Mozart Management Aggregator LLC

c/o Medline Industries, LP

3 Lakes Drive

Northfield, Illinois, 60093

Attention:  Alex Liberman

Email:    [email address]

with a copy to (which shall not constitute notice):

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attention:  Gregory T. Grogan

   Jeannine McSweeney

Email:    [email addresses]

If to Holdings:

Mozart Holdings, LP

c/o Medline Industries, LP

3 Lakes Drive

Northfield, Illinois, 60093

Attention:  Alex Liberman

Email:    [email address]

and

Mozart Holdings, LP

c/o Blackstone Inc.

345 Park Avenue

New York, New York 10154

Attention:  Joseph Baratta

      Anushka Sunder

Email:    [email addresses]

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

and

Mozart Holdings, LP

c/o The Carlyle Group Inc.

One Vanderbilt Avenue, Suite 3400

New York, NY 10017

Attention:  Robert Schmidt

      Zachary Marshall

Email:    [email addresses]

and

Mozart Holdings, LP

c/o Hellman & Friedman LLC

415 Mission Street, Suite 5700

San Francisco, CA 94105

Attention:  Arrie R. Park

Email:    [email address]

with a copy to (which shall not constitute notice):

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attention:  Gregory T. Grogan

     Jeannine McSweeney

Email:   [email addresses]

If to Executive:

To the most recent address of Executive set forth in the personnel records of the Employer.

8.9 Integration. This Agreement and the documents referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to the subject matter hereof and thereof; provided, that if the Aggregator, the Employer or its Affiliates from time to time is or becomes a beneficiary under one or more other confidentiality, nondisclosure, non-competition, non-solicitation or non-disparagement provisions (or other provisions similar to those set forth in Appendix A) applicable to Executive under a written agreement, policy and/or plan (“Other Restrictive Covenants”), such Other Restrictive Covenants shall remain in full force and effect and continue in addition to this Agreement. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter, subject to the proviso in the first sentence of this Section. The last sentence of Section 4.2(b) of this Agreement and Section 3(b) of Schedule A to this Agreement shall each be deemed to (a) constitute an amendment to the terms of all outstanding Subscription Agreements among Executive, the Aggregator and Holdings entered into prior to the Closing Date, including (i) that certain Incentive Unit Subscription Agreement (Class B Units of the Aggregator), dated as of October 21, 2021 and (ii) that certain Incentive Unit Subscription Agreement (Class B Units of the Aggregator), dated as of April 1, 2023 and (b) be incorporated by reference into each Subscription Agreement entered into among Executive, the Aggregator and Holdings following the Closing Date.

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

8.10 Counterparts. This Agreement may be executed in separate counterparts, and by different parties on separate counterparts each of which shall be deemed an original, but all of which shall constitute one and the same instrument. Each counterpart may be executed and delivered by electronic signature.

8.11 Injunctive Relief. Executive and Executive’s Permitted Transferees each acknowledge and agree that a violation of any of the terms of this Agreement will cause the Aggregator, Holdings, and their respective Affiliates irreparable injury for which adequate remedy at law is not available. Accordingly, it is agreed that the Aggregator, Holdings, and/or the applicable Affiliates shall be entitled to an injunction, restraining order or other equitable relief to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof, in addition to any other remedy to which it may be entitled at law or equity.

8.12 Rights Cumulative; Waiver. The rights and remedies of Executive, the Aggregator and Holdings under this Agreement shall be cumulative and not exclusive of any rights or remedies which either would otherwise have hereunder or at law or in equity or by statute, and no failure or delay by either party in exercising any right or remedy shall impair any such right or remedy or operate as a waiver of such right or remedy, nor shall any single or partial exercise of any power or right preclude such party’s other or further exercise or the exercise of any other power or right. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times hereunder.

8.13 Joinder to Aggregator LLC Agreement and Holdings LP Agreement. By executing and delivering this Agreement, Executive hereby adopts and approves the Plan, the Aggregator LLC Agreement and the Holdings LP Agreement and agrees, effective commencing on the date on which Executive first becomes the owner of any Incentive Units or otherwise holds any interests of the Aggregator or Holdings in accordance with this Agreement, the Plan, the Aggregator LLC Agreement and the Holdings LP Agreement, to be bound by, and to comply with, the provisions of the Aggregator LLC Agreement and the Holdings LP Agreement as a “Partner” in the same manner as if Executive was a signatory to each such agreement; provided, that for the avoidance of doubt, to the extent Executive does not directly hold Class B Holdings Units, Executive will not be a “Partner” under the Holdings LP Agreement, but Executive acknowledges that any Class B Holdings Units held by the Aggregator which correspond with Executive’s Incentive Units will be subject to the terms of the Holdings LP Agreement to which the Aggregator has become a party by executing and delivering this Agreement (or another Incentive Unit Subscription Agreement if executed and delivered prior to the date hereof).

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

IN WITNESS WHEREOF, the parties have executed this Incentive Unit Subscription Agreement effective as of the Closing Date. By executing this Signature Page, the parties also are agreeing to be bound by the Plan, the Aggregator LLC Agreement and the Holdings LP Agreement, effective as of the Closing Date.

MOZART MANAGEMENT AGGREGATOR LLC

By
Its Authorized Signatory

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

MOZART HOLDINGS, LP

By
Its Authorized Signatory

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

[Name]

Please check the appropriate box:

☐ Executive is an “accredited investor”[1] within the meaning of Rule 501(a) under the Securities Act.

☐ Executive is not an “accredited investor” within the meaning of Rule 501(a) under the Securities Act.

Number of Incentive Units	A number of Incentive Units equal to $[_____] divided by the Fair Market Value of a Class A Unit on the Closing Date
Closing Date	October 1, 2023
Vesting Commencement Date	October 1, 2023
Deemed Unit Price	Fair Market Value of a Class A Unit less $1.00

[1]	You are an “accredited investor” if you meet any of the following tests:
1.

You have an individual net worth, or joint net worth with your spouse or spousal equivalent (i.e., a cohabitant occupying a relationship generally equivalent to that of a spouse), at the time of your purchase exceeding $1,000,000. For purposes of this item, “net worth” means the excess of total assets at fair market value, including automobiles and other personal property but excluding the value of the primary residence of such natural person (and including property owned by a spouse or spousal equivalent other than the primary residence of the spouse or spousal equivalent), over total liabilities. The amount of any mortgage or other indebtedness secured by an investor’s primary residence should not be included as a “liability”, except to the extent the fair market value of the residence is less than the amount of such mortgage or other indebtedness;

2.	You had individual income (excluding your spouse or spousal equivalent) in excess of $200,000 in both 2021 and 2022 and have a reasonable expectation of reaching the same income level in 2023;
3.	You and your spouse or spousal equivalent had joint income in excess of $300,000 in both 2021 and 2022 and have a reasonable expectation of reaching the same income level in 2023; or
4

You are a natural person holding in good standing one or more of the following certifications: General Securities Representative license (Series 7), Private Securities Offerings Representative license (Series 82), and Investment Adviser Representative license (Series 65).

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

CONSENT OF SPOUSE

I, _________________, the undersigned spouse of [Name], hereby acknowledge that I have read the attached Incentive Unit Subscription Agreement, the Aggregator LLC Agreement and the Holdings LP Agreement (collectively, the “Equity Documents”) and that I understand their contents. I am aware that the Equity Documents provide for the forfeiture of my spouse’s Incentive Units (as defined in the Equity Documents and for purposes of this consent, the “Equity”) under certain circumstances and that the Equity Documents impose other restrictions on the transfer of such Equity. I agree that my spouse’s interest in the Equity is subject to the Equity Documents and any interest I may have in such Equity shall also be irrevocably bound by such Equity Documents and, further, that my community property interest in such Equity, if any, shall be similarly bound by such Equity Documents.

I am aware that the legal, financial and other matters contained in the Equity Documents are complex and I am encouraged to seek advice with respect thereto from independent legal and/or financial counsel. I have either sought such advice or determined after carefully reviewing the Equity Documents that I hereby waive such right.

Acknowledged and agreed this ___ day of _____ 2023.

Spouse:

Name:
Address:

Signature:

Witness:

Name:
Address:

Signature:

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Schedule A

Vesting of Incentive Units

All Incentive Units initially shall be Unvested Incentive Units upon the Closing Date.

1. Time Vesting Incentive Units.

One-half of the Incentive Units granted hereunder (“Time-Vesting Units”) shall become Vested Incentive Units as to 20% thereof on each of the first five anniversaries of the Vesting Commencement Date (as set forth on the Signature Page), subject to Executive’s continued employment through each applicable vesting date, except as expressly provided in Section 3 of this Schedule A. All Time-Vesting Units that are Unvested Incentive Units shall become Vested Incentive Units upon a Sale Transaction that occurs prior to the Termination Date.

2. Performance-Vesting Incentive Units

One-sixth of the Incentive Units granted hereunder (“2.25x Performance-Vesting Units”) shall become Vested Incentive Units at such time, prior to a Termination Date, that the Board determines that the Sponsors collectively have received, in the aggregate, cash proceeds in respect of their aggregate investment in Class A Units of Holdings from time to time in an amount necessary to achieve a 2.25x multiple on the Sponsors’ cumulative Capital Contributions (“MOIC”).

One-sixth of the Incentive Units granted hereunder (“2.50x Performance-Vesting Units”) shall become Vested Incentive Units at such time, prior to a Termination Date, that the Board determines that the Sponsors collectively have received, in the aggregate, cash proceeds in respect of their aggregate investment in Class A Units of Holdings from time to time in an amount necessary to achieve a 2.50 MOIC.

One-sixth of the Incentive Units granted hereunder (“2.75x Performance-Vesting Units” and, together with the 2.25x Performance-Vesting Units and the 2.50x Performance-Vesting Units, the “Performance-Vesting Units”) shall become Vested Incentive Units at such time, prior to a Termination Date, that the Board determines that the Sponsors collectively have received, in the aggregate, cash proceeds in respect of their aggregate investment in Class A Units of Holdings from time to time in an amount necessary to achieve a 2.75 MOIC.

For purposes of calculating MOIC, cash payments actually received by the Sponsors under any tax receivables agreement will constitute “cash proceeds” in respect of Sponsors’ aggregate investment in Class A Units of Holdings.

Any Performance-Vesting Units that do not become Vested Incentive Units upon a Sale Transaction shall automatically be forfeited for no consideration upon such Sale Transaction.

Following an initial Public Offering and the expiration of any applicable underwriters lockup period in respect thereof (but only prior to the sixth anniversary of the Closing Date), the value of any Class A Units of Holdings (and/or any equity securities held by the Sponsors that have been received in respect of Class A Units of Holdings in connection with an initial Public Offering) will be deemed to constitute “cash proceeds” for purposes of calculating the MOIC, with the value of such securities determined from time to time using the trailing 30-trading day volume weighted average closing price of the Common Stock of the IPO Corporation, as determined by the Board.

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

3. Termination.

(a) If Executive’s employment with the Employer and its Affiliates is terminated (x) by the Employer or its Affiliates without Cause (which does not include Executive’s termination of employment due to death), (y) by Executive for Good Reason (when no grounds for Cause exist), or (z) due to Disability, in either case prior to the first anniversary of the Vesting Commencement Date (a “Qualifying First Year Termination”), 20% of the Time-Vested Incentive Units shall become Vested Incentive Units on the date of the Qualifying First Year Termination, provided that Executive executes and does not revoke the Release within the time period prescribed in the Employment Agreement. All other Incentive Units that do not become Vested Incentive Units shall be subject to forfeiture in accordance with Section 3(d) of this Schedule A.

(b) If Executive’s employment with the Employer and its Affiliates is terminated (x) by the Employer or its Affiliates without Cause (which does not include Executive’s termination of employment due to death), (y) by Executive for Good Reason (when no grounds for Cause exist), or (z) due to Disability, in either case on or after the first anniversary of the Vesting Commencement Date (a “Qualifying Termination”), provided that Executive executes and does not revoke the Release within the time period prescribed in the Employment Agreement:

(i) a pro-rata portion of the Time-Vesting Units granted pursuant to this Agreement that would vest on the next anniversary of the Vesting Commencement Date occurring after the Qualifying Termination shall become Vested Incentive Units upon such Qualifying Termination, with the number of Time-Vesting Units that become Vested Incentive Units calculated by multiplying (x) 20% of the Time-Vesting Units by (y) a fraction, the numerator of which is the number of full and partial three-calendar month periods elapsed from the immediately preceding anniversary of the Vesting Commencement Date through to the date of the Qualifying Termination, and the denominator of which is 4. All other Incentive Units that do not become Vested Incentive Units shall be subject to forfeiture in accordance with Section 3(d) of this Schedule A; and

(ii) a pro-rata portion of all Class B Units granted pursuant to any other Subscription Agreement among Executive, the Aggregator and Holdings entered into prior to or following the Closing Date that vest 20% thereof on each of the first five anniversaries of the applicable vesting commencement date based solely on Executive’s continued employment with the Employer and its Affiliates (“Other Time-Vested Units”) will become vested Class B Units upon a Qualifying Termination, with the number of such Class B Units that become vested calculated by multiplying (x) 20% of the Other Time-Vested Units by (y) a fraction, the numerator of which is the number of full and partial three-calendar month periods elapsed from the immediately preceding anniversary of the vesting commencement date set forth in the applicable Subscription Agreement through to the date of the Qualifying Termination, and the denominator of which is 4. All Other Time-Vested Units and all other Class B Units that do not become vested shall be subject to forfeiture in accordance with the terms of the applicable Subscription Agreement pursuant to which such Class B Units were granted.

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(c) If Executive’s employment with the Employer and its Affiliates is terminated by the Employer or its Affiliates for Cause (or if Executive voluntarily resigns Executive’s employment with the Employer and its Affiliates when grounds for Cause exist), or in the event of a Restrictive Covenant Violation, all Incentive Units (regardless of whether such Incentive Units are Vested Incentive Units or Unvested Incentive Units) will be forfeited immediately without further action by the Aggregator (or to the extent a forfeiture is not permissible under applicable law for any reason, the Incentive Units shall be subject to the Call Option in Section 4.2(a) of the Agreement, with a purchase price per Incentive Unit equal to the lesser of (i) Fair Market Value (measured as of the Repurchase Notice Date) and (ii) Cost).

(d) If Executive’s employment with the Employer and its Affiliates terminates for any reason other than as set forth in Section 3(a), Section 3(b) or Section 3(c) of this Schedule A, upon the Termination Date, (i) all Incentive Units that are Unvested Incentive Units will be forfeited immediately without further action by the Aggregator (or to the extent a forfeiture is not permissible under applicable law for any reason, the Unvested Incentive Units shall be subject to the Call Option in Section 4.2(a) of the Agreement, with a purchase price per Unvested Incentive Unit equal to the lesser of (x) Fair Market Value (measured as of the Repurchase Notice Date) and (y) Cost; provided, that such purchase price shall not be less than zero) and (ii) subject to Section 4.2(b) of the Agreement, Vested Incentive Units will be subject to the Call Option pursuant to Section 4.2(b) of the Agreement.

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Exhibit I

Definitions

Aggregator LLC Agreement. The term “Aggregator LLC Agreement” shall mean the Limited Liability Company Agreement of the Aggregator, dated as of October 21, 2021, as may be amended or supplemented from time to time.

Cause. The term “Cause” shall have the meaning ascribed to such term in the Employment Agreement.

Cost. The term “Cost” shall mean the amount paid by Executive per Incentive Unit, if any, as proportionately adjusted for all subsequent distributions on Incentive Units and other recapitalizations, as applicable; provided, that “Cost” may not be less than zero.

Disability. The term “Disability” or “Disabled” shall have the meaning ascribed to such term in the Employment Agreement.

Employee and Employment. The term “employee” shall mean, without any inference as to negate Executive’s status as a Member of the Aggregator or Partner of Holdings, if applicable, for all purposes hereunder (subject to the terms hereof) and for federal and other tax purposes, any employee (as defined in accordance with the regulations and revenue rulings then applicable under Section 3401(c) of the Code) of Holdings or any of its Subsidiaries, and the term “employment” shall include service as a part- or full-time employee or consultant, board member, or advisor of Holdings or any of its Affiliates.

Employment Agreement. The term “Employment Agreement” shall mean Executive’s current written employment agreement with the Employer, dated as of October 1, 2023, as the same may be amended, modified or supplemented from time to time by the parties thereto.

Executive’s Group. The term “Executive’s Group” shall mean Executive and Executive’s Permitted Transferees.

Financing Default. The term “Financing Default” shall mean an event which would constitute (or with notice or lapse of time or both would constitute) an event of default under any of the financing documents of Holdings or its Affiliates from time to time (collectively, the “Financing Agreements”) and any restrictive financial covenants contained in the organizational documents of the Aggregator, Holdings or their respective Affiliates.

Good Reason. The term “Good Reason” shall have the meaning ascribed to such term in the Employment Agreement.

Holdings LP Agreement. The term “Holdings LP Agreement” shall mean the Amended and Restated Limited Partnership Agreement of Holdings, dated as of October 21, 2021, as may be amended or supplemented from time to time.

Interim Liquidity Date. The term “Interim Liquidity Date” means (i) the fifth anniversary of October 21, 2021 and (ii) every third anniversary thereafter, commencing on the third anniversary of the date described in the foregoing clause (i), in each case, prior to a Sale Transaction or an initial Public Offering.

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Plan. The term “Plan” shall mean the Mozart Management Aggregator LLC Equity Incentive Plan, as may be amended or supplemented from time to time.

Restrictive Covenant Violation. The term “Restrictive Covenant Violation” shall mean Executive’s breach of any provision of Appendix A hereto or any Other Restrictive Covenant.

Sponsors. The term “Sponsors” shall mean, collectively, the Blackstone Limited Partner, the Carlyle Limited Partner, the H&F Limited Partner and their respective Affiliates.

Termination Date. The term “Termination Date” shall mean the date upon which Executive’s employment with the Employer and its Affiliates is terminated for any reason (including death or Disability).

Unvested Incentive Units. The term “Unvested Incentive Units” means, with respect to Executive’s Incentive Units, the number of Incentive Units that are not Vested Incentive Units.

Vested Incentive Units. The term “Vested Incentive Units” means, with respect to an Executive’s Incentive Units, the number of such Incentive Units that are vested and nonforfeitable, as determined in accordance with Schedule A.

I-2

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Exhibit II

Representations and Warranties

1. Incentive Units Unregistered. Executive acknowledges and represents that Executive has been advised by the Aggregator that:

(a) the offer and sale of the Incentive Units have not been registered under the Securities Act;

(b) the Incentive Units must be held indefinitely and Executive is in a financial position to continue to bear the economic risk of the investment in the Incentive Units unless the offer and sale of such Incentive Units are subsequently registered under the Securities Act and all applicable state securities laws or an exemption from such registration is available (or as otherwise provided in the Aggregator LLC Agreement or Holdings LP Agreement);

(c) there is no established market for the Incentive Units and it is not anticipated that there will be any public market for the Incentive Units in the foreseeable future;

(d) a restrictive legend in the form set forth below, or in such other form as may be determined by the Aggregator pursuant to the Aggregator LLC Agreement or Holdings pursuant to the Holdings LP Agreement, shall be placed on the certificates, if any, representing the Incentive Units:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN REPURCHASE OPTIONS AND OTHER PROVISIONS SET FORTH IN AN INCENTIVE UNIT SUBSCRIPTION AGREEMENT WITH THE ISSUER, AS AMENDED AND MODIFIED FROM TIME TO TIME, A COPY OF WHICH MAY BE OBTAINED BY THE HOLDER HEREOF AT THE ISSUER’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE”; and

(e) a notation shall be made in the appropriate records of the Aggregator indicating that the Incentive Units are subject to restrictions on transfer as provided herein, in the Aggregator LLC Agreement and the Holdings LP Agreement, and, if the Aggregator or Holdings should at some point in the future engage the services of a securities transfer agent, appropriate stop-transfer instructions will be issued to such transfer agent with respect to the Incentive Units.

2. Additional Investment Representations. Executive represents and warrants that:

(a) Executive’s financial situation is such that Executive can afford to bear the economic risk of holding the Incentive Units for an indefinite period of time, has adequate means for providing for Executive’s current needs and personal contingencies, and can afford to suffer a complete loss of Executive’s investment in the Incentive Units;

II-1

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

(b) Executive’s knowledge and experience in financial and business matters are such that Executive is capable of evaluating the merits and risks of the investment in the Incentive Units;

(c) Executive understands that the Incentive Units are a speculative investment which involves a high degree of risk of loss of Executive’s investment therein, there are substantial restrictions on the transferability of the Incentive Units and, on the Closing Date and for an indefinite period following the Closing, there will be no public market for the Incentive Units and, accordingly, it may not be possible for Executive to liquidate Executive’s investment in case of emergency, if at all;

(d) the terms of this Agreement provide that if Executive ceases to be an employee of the Employer or its Affiliates, the Aggregator has the right to repurchase (or redeem, in accordance with Section 6) the Incentive Units at a price which may, under certain circumstances, be less than the Fair Market Value thereof;

(e) Executive understands and has taken cognizance of all of the risk factors related to the purchase of the Incentive Units and, other than as set forth in this Agreement, the Aggregator LLC Agreement and the Holdings LP Agreement and any other agreement or certificate delivered hereby or thereby, no representations or warranties have been made to Executive or Executive’s representatives concerning the Incentive Units or the Aggregator or Holdings or their prospects or other matters;

(f) Executive has been given the opportunity to examine all documents and to ask questions of, and receive answers from, the Aggregator and its representatives concerning the Aggregator, Holdings and Holdings’ Subsidiaries, the Aggregator LLC Agreement, the Holdings LP Agreement, the Aggregator’s organizational documents and the terms and conditions of the purchase of the Incentive Units and to obtain any additional information which Executive deems necessary;

(g) all information which Executive has provided to the Aggregator and the Aggregator’s representatives concerning Executive and Executive’s financial position is complete and correct as of the date of this Agreement; and

(h) Executive is or is not an “accredited investor” within the meaning of Rule 501(a) under the Securities Act, as indicated on the Signature Page.

3. Other Representations. Executive acknowledges that the Blackstone Limited Partner, the Carlyle Limited Partner, the H&F Limited Partner, and/or their respective Affiliates may, from time to time, provide services to Holdings or the Aggregator and their respective Affiliates for which a fee will be paid by Holdings, the Aggregator, or their respective Affiliates, as applicable, including an annual monitoring/advisory fee and/or transaction fees.

II-2

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Exhibit III

ELECTION TO INCLUDE UNITS IN GROSS

INCOME PURSUANT TO SECTION 83(b) OF THE

INTERNAL REVENUE CODE

The undersigned acquired units (the “Units”) of Mozart Management Aggregator LLC (the “Aggregator”) on October 1, 2023 (the “Acquisition Date”).

The undersigned desires to make an election to have the Units taxed under the provision of Section 83(b) of the Internal Revenue Code of 1986, as amended (“Code §83(b)”), at the time the undersigned acquired the Units.

Therefore, pursuant to Code §83(b) and Treasury Regulation §1.83-2 promulgated thereunder, the undersigned hereby makes an election, with respect to the Units (described below), to report as taxable income for calendar year 2023 the excess, if any, of the Units’ fair market value on the Acquisition Date over the acquisition price thereof.

The following information is supplied in accordance with Treasury Regulation §1.83-2(e):

1.	The name, address and social security number of the undersigned:

[Name] __________________

_________________________

_________________________

SSN: ____-___-_____

2.	A description of the property with respect to which the election is being made:

[# of Units] Class B Units in the Aggregator

3.	The date on which the property was transferred: October 1, 2023.

4.	The taxable year for which such election is made: Calendar year 2023.

5.

The restrictions to which the property is subject, include the following: If the undersigned ceases to be employed by certain affiliates of the Aggregator under certain circumstances, all or a portion of the Units may be subject to forfeiture. The Units are also subject to transfer restrictions.

6.

The aggregate fair market value (on a liquidation basis) on the Acquisition Date of the property with respect to which the election is being made, determined without regard to any lapse restrictions: $0.

7.	The aggregate amount paid for such property: $0.

The undersigned taxpayer will file this election with the Internal Revenue Service office with which taxpayer files his or her annual income tax return not later than 30 days after the date of transfer of the property. A copy of the election also will be furnished to the person for whom the services were performed. The undersigned is the person performing the services in connection with which the property was transferred.

A copy of this election has been furnished to the Aggregator and Medline Industries, LP pursuant to Treasury Regulations §1.83-2(e)(7).

Dated: _________________, 20__
[Signature]

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

Appendix A

Restrictive Covenants

1. Non-Competition.

(a) During Executive’s employment with the Employer or its Affiliates (the “Employment Term”) and for a period of 18 months following the Employment Term (the “Post-Employment Restriction Period”), Executive shall not, anywhere within the Restricted Territories, directly or indirectly, own, manage, operate, control, be employed by (whether as an employee, consultant or advisor) or participate in the ownership, management, operation or control of, or be connected in any manner (including, without limitation, as a creditor, lessor or otherwise) with, any Competitive Business.

(b) For purposes hereof, the following term shall have the following meanings; provided, that the scope of businesses and the jurisdictions within which Executive has agreed not to compete pursuant to Section 1(a) (i) during the Employment Term shall, for any challenged activity of Executive, be determined as of the date of any such activity, and (ii) during the Post-Employment Restriction Period shall, for any challenged activity of Executive, be determined as of the last day of the Employment Term.

(i) “Competitive Business” shall mean any business, activity, enterprise or venture that conducts activities or provides products or services that compete with, or are substitutes for, any product or service conducted, offered or provided by Holdings or any of its Affiliates (the “Company Group”) (or that the members of the Company Group took reasonable steps within the preceding six (6) months to conduct, offer, or provide, and of which Executive was aware). For the avoidance of doubt, Competitive Business shall include, but is not limited to, any business of developing, manufacturing, marketing, distributing, and billing payors for medical supplies.

(ii) “Family Member” shall mean, with respect to any natural Person, (w) such natural Person’s spouse, parent, siblings, descendants (including adoptive relationships and stepchildren) and the spouses of each such natural persons (each, a “Related Person”), (x) a trust (including but not limited to an estate planning trust) under which distributions may be made only to such natural Person or Related Person, (y) a charitable remainder trust, the income from which will be paid to such natural Person during his life or (z) a corporation, partnership or limited liability company, the shareholders, partners or members of which are only such natural Person and/or his Related Persons.

(iii) “Restricted Territories” shall mean (i) the United States or (ii) any foreign country, state, province or territory where the Company Group conducts its business, directly or indirectly, or has taken reasonable steps to conduct its business. Executive acknowledges that the geographic restrictions set forth in this Section 1 are reasonable and necessary to protect the goodwill of the business conducted by the Company Group.

(c) Nothing herein shall prohibit Executive (together with Executive’s Family Members) from being a passive owner of not more than five percent (in the aggregate) of the outstanding stock of any class of a corporation which is publicly traded so long as none of such Persons has any active participation in the business of such corporation.

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

2. Non-Solicitation; Non-Interference. During the Employment Term and the Post-Employment Restriction Period, Executive shall not, except in the furtherance of Executive’s duties hereunder, directly or indirectly, through another Person, (a) induce or attempt to induce any individual or entity that is an employee or contractor of Holdings and/or the other members of the Company Group to leave the employ of the Company Group, or in any way interfere with the relationship between Holdings and/or the other members of the Company Group and any such employee or contractor, (b) hire or retain any such individual that was an employee of Holdings and/or any other member of the Company Group at any time during the 12-month period immediately prior to the date on which such hiring or retention would take place, or (c) call on, solicit or service any customer, supplier, licensee, licensor or other business relation of Holdings and/or the other members of the Company Group with whom Executive had business contact or about which Executive had Confidential Information during the Employment Term in order to induce or attempt to induce such Person to cease doing business with the Company Group, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and Holdings and/or the other members of the Company Group (including by making any disparaging statements about the Company Group).

3. Nondisclosure. During the course of Executive’s employment and/or service with the Company Group, Executive will have access to Confidential Information. For purposes of this Appendix A, “Confidential Information” means all data, information, ideas, concepts, discoveries, trade secrets, inventions (regardless of whether patentable or reduced to practice), innovations, improvements, know-how, developments, techniques, methods, processes, treatments, drawings, sketches, specifications, designs, plans, patterns, models, plans and strategies, and all other confidential or proprietary information or trade secrets in any form or medium (whether merely remembered or embodied in a tangible or intangible form or medium) whether now or hereafter existing, relating to or arising from the past, current or potential business, activities and/or operations of the Company Group, including, any such information relating to or concerning finances, sales, marketing, advertising, transition, promotions, pricing, personnel, customers, suppliers, vendors, raw partners and/or competitors. Executive agrees that Executive shall not, directly or indirectly, use, make available, sell, disclose or otherwise communicate to any person, other than in the course of Executive’s duties hereunder and for the benefit of the Company Group, either during the Employment Term or at any time thereafter, any Confidential Information or other confidential or proprietary information received from third parties subject to a duty on the part of any member of the Company Group to maintain the confidentiality of such information, and to use such information only for certain limited purposes, in each case, which shall have been obtained by Executive during the Employment Term. The foregoing shall not apply to information that (a) was known to the public prior to its disclosure to Executive, (b) becomes generally known to the public subsequent to disclosure to Executive through no wrongful act of Executive or any representative of Executive, (c) becomes available to Executive on a non-confidential basis from a source (other than a member of the Company Group) which is not known by Executive to be prohibited from disclosing such information to Executive or (d) Executive is required to disclose by applicable law, regulation or legal process (provided that Executive provides Holdings with prior notice of the contemplated disclosure and cooperates with Holdings at its expense in seeking a protective order or other appropriate protection of such information). The terms and conditions

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

of this Appendix A shall remain strictly confidential, and Executive hereby agrees not to disclose the terms and conditions hereof to any person or entity, other than immediate family members, legal advisors, personal tax or financial advisors and, solely for the purpose of disclosing the limitations on Employee’s conduct imposed by the provisions of this Section 3, prospective future employers, in each case, who agree to keep such information confidential. 18 U.S.C. §1833(b) provides: “an individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.” Nothing in this Appendix A is intended to conflict with 18 U.S.C. §1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. §1833(b). Accordingly, Executive has the right to disclose in confidence trade secrets to federal, state and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. Executive also has the right to disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure.

4. Non-Disparagement. Executive shall not, whether in writing (electronically or otherwise) or orally, malign, denigrate, or disparage Holdings, any other member of the Company Group, or any of their respective predecessors or successors, or any of their respective current or former directors, officers, employees, shareholders, partners, members, agents, or representatives (in any such case, to the extent known to Executive), with respect to any of their respective past or present business activities, or otherwise publish (whether in writing (electronically or otherwise) or orally) statements that tend to portray any of the aforementioned parties in an unfavorable light; provided, that the foregoing shall not apply to statements made by Executive in good faith for the purposes of enforcing any of Executive’s rights under this Appendix A or under any other agreement now or hereafter in effect, responding to incorrect public statements, defending against or bringing any claim or claims against or by Executive, including any arbitral or administrative proceedings, so long as such statements are made in connection with a bona fide dispute brought or pending before a court, administrative body or arbitration panel and Executive has a good faith basis for believing that the statements are true, when required to do so by law, subpoena or court order and/or when responding to any inquiry by any regulatory or investigatory organization. Following Executive’s termination of employment, the Company Group shall instruct members of the board of managers of Medline Holdings GP, LLC and executive officers of the Employer not to, whether in writing or orally, malign, denigrate, or disparage Executive or make any statements that tend to portray Executive in an unfavorable light or which could adversely affect Executive’s reputation and business relationships with the public generally; provided, that the foregoing shall not apply to statements made in good faith for the purposes of enforcing any of the Company Group’s rights under this Section 4 or under any other agreement now or hereafter in effect, responding to incorrect public statements, defending against or bringing any claim or claims against or by Executive, including any arbitral or administrative proceedings, so long as such statements are made in connection with a bona fide dispute brought or pending before a court, administrative body or arbitration panel and such individual has a good faith basis for believing that the statements are true, when required to do so by law, subpoena or court order and/or when responding to any inquiry by any regulatory or investigatory organization.

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

5. Inventions. Executive acknowledges that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether or not patentable) which relate to the actual or reasonably anticipated business, research and development or existing or future products or services of the Company Group and which are conceived, developed or made by Executive while employed by any member of the Company Group, whether before or after the date of this Appendix A (“Work Product”), belong to Holdings and/or one or more other members of the Company Group. Executive shall promptly disclose such Work Product to the General Partner and, at Holdings’ expense, perform all actions reasonably requested by the General Partner (whether during or after the Employment Term) to establish and confirm such ownership (including executing any assignments, consents, powers of attorney and other instruments). Any copyrightable Work Product prepared in whole or in part by Executive in the course of Executive’s employment by Holdings and/or the other members of the Company Group will be deemed “a work made for hire” under Section 201(b) of the 1976 Copyright Act, and Holdings and/or the other members of the Company Group shall own all of the rights comprised in the copyright therein. Executive hereby assigns all right, title and interest in and to all Work Product to Holdings and/or the other members of the Company Group. Without limiting the generality of the foregoing, Executive agrees to assist Holdings, at Holdings’ expense, in every proper way to secure the rights of the members of the Company Group in the Work Product in any and all countries, including the execution of all applications, specifications, oaths, assignments and all other instruments necessary in order to apply for and obtain rights in such Work Product and in order to assign and convey to the members of the Company Group and their respective successors, assigns and nominees the sole and exclusive right, title and interest in and to such Work Product. Executive further agrees that Executive’s obligation to execute or cause to be executed, when it is in Executive’s power to do so, any such instrument or papers shall continue after the termination of Executive’s Employment Term. If Holdings is unable because of Executive’s mental or physical incapacity or for any other reason (including Executive’s refusal to do so after request therefor is made by Holdings in writing) to secure Executive’s signature to apply for or to pursue any application for any United States or foreign patent, trademark or copyright registrations covering Work Product assigned to Holdings and/or the other members of the Company Group pursuant to this Section 5, then Executive hereby irrevocably designates and appoints Holdings and its duly authorized officers and agents as agent and attorney-in-fact to act for and in Executive’s behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patent, trademark or copyright registrations thereon with the same legal force and effect as if executed by Executive. Executive agrees not to apply for or pursue any application for any United States or foreign patent, trademark or copyright registrations covering any Work Product other than pursuant to this Section 5 in circumstances where such patent, trademark or copyright registrations are or have been assigned to Holdings and/or the other members of the Company Group. Any written records of Work Product made by Executive (solely or jointly with others) during the term of Executive’s employment with the Employer shall be available to, and remain the sole property of, Holdings and/or the other members of the Company Group at all times.

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

6. Scope and Enforcement of Covenants.

(a) Executive acknowledges that the provisions of this Appendix A are in consideration of: (i) the grant of Incentive Units and (ii) additional good and valuable consideration as set forth in the Agreement. In addition, Executive agrees and acknowledges that the restrictions contained in Section 1 and 2 do not preclude Executive from earning a livelihood, nor do they unreasonably impose limitations on Executive’s ability to earn a living. In addition, Executive agrees and acknowledges that the potential harm to the Company Group of the non-enforcement of this Appendix A outweighs any potential harm to Executive of their enforcement by injunction or otherwise. Executive acknowledges that he has carefully read this Appendix A and has given careful consideration to the restraints imposed upon Executive by this Appendix A, and is in full accord as to their necessity for the reasonable and proper protection of confidential and proprietary information of the Company Group now existing or to be developed in the future. Executive expressly acknowledges and agrees that each and every restraint imposed by this Appendix A is reasonable with respect to subject matter and time period. It is specifically recognized by Executive that his services to Holdings are special, unique, and of extraordinary value, that the Company Group has a protectable interest in the obligations imposed on Executive as provided in this Appendix A and that money damages are insufficient to protect such interest, that there is adequate consideration being provided to Executive hereunder, that such prohibitions would be necessary and appropriate without regard to payments being made to Executive hereunder, and that Holdings would not enter the Agreement with Executive without the restrictions in this Appendix A. Executive further acknowledges that the provisions of this Appendix A are separate and independent of the other sections of the Agreement. In the event that the agreements in this Appendix A shall be determined by any court of competent jurisdiction to be unenforceable by reason of their extending for too great a period of time or over too great a geographical area or by reason of their being too extensive in any other respect, they shall be interpreted to extend only over the maximum period of time for which they may be enforceable and/or over the maximum geographical area as to which they may be enforceable and/or to the maximum extent in all other respects as to which they may be enforceable, all as determined by such court in such action. To the extent permitted by law, the period of time during which the provisions of Sections 1 and 2 shall be in effect shall be extended by the length of time during which Executive is in breach of the terms thereof.

(b) Notwithstanding anything to the contrary herein, Executive acknowledges and agrees that (i) following the Closing Date, the Aggregator may amend any provision of this Appendix A as it may deem in its discretion to be necessary or advisable to conform such provision to the requirements of, or increase the enforceability of such provision under, applicable law, and no such amendment shall require the consent of Executive so long as such amendment does not impose a greater restraint on Executive than is imposed by such provision as in effect prior to such amendment, and (ii) the Aggregator may, in its discretion, elect to provide additional consideration to Executive as the Aggregator may deem necessary or advisable to conform any provision of this Appendix A to the requirements of, or increase the enforceability of such provision under, applicable law; provided, that in each case of (i) and (ii), the Aggregator shall provide prompt written notice thereof to Executive.

Medline Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission.

7. Independent Obligations. The provisions of this Appendix A are intended to be cumulative and are intended to be independent obligations of Executive, and shall not be affected by any similar provisions contained in any other agreement entered into by Executive and any member of the Company Group or any policy adopted by any member of the Company Group applicable to its employees generally.

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